Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	650-201-8810
Investor_relations@extremenetworks.com	tyankey@arpartners.com

EXTREME NETWORKS REPORTS PRELIMINARY THIRD QUARTER RESULTS

SANTA CLARA, Calif., April 6, 2006 – Extreme Networks, Inc. (Nasdaq: EXTR), the leader in open converged networks, today announced preliminary financial results for its fiscal third quarter ended April 2, 2006.

The Company expects net revenue for the quarter of $84 million to $85 million. This is below the company’s previous expectations of $90 million to $95 million, due primarily to lower than anticipated revenues in the U.S. and Japan, which offset revenue growth in the Company’s European markets.

Based on preliminary information, the Company expects earnings per diluted share for the third quarter to be between a profit of $0.01 and a loss of ($0.01) on a GAAP basis. Excluding stock-based compensation expense, non-GAAP earnings per diluted share for the quarter is expected to be between a profit of $0.02 and $0.00.

Extreme Networks management will report additional information and share additional details on the results of operations when the Company announces its final results for the third quarter on April 25, 2006.

Extreme Networks

Extreme Networks is a leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit www.extremenetworks.com

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). In the first fiscal quarter of 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for fiscal 2006 include the new stock-based compensation expense; however, comparable prior year periods are not required to be restated. Therefore, to supplement Extreme Networks’ consolidated financial statements presented in accordance with GAAP, the Company has provided non-GAAP financial information and expectations, which are adjusted to exclude all stock-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, Extreme Networks plans to use both GAAP and non-GAAP reporting internally to evaluate and manage its operations.

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Extreme Networks is a registered trademark of Extreme Networks, Inc., in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future operating results and expectations for financial results following a normal review by management. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to changes that occur as a result of management and external auditor review of the Company’s results of operations and actual financial statements for the fiscal third quarter. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Third Quarter 2006
	Low	High
Estimated GAAP earnings (loss) per diluted share	$(0.01)	$0.01

Adjustments:
Estimated stock-based compensation	0.01	0.01

Estimated non-GAAP earnings per diluted share	$0.00	$0.02